Exhibit 10.1

CORRECTIONS CORPORATION OF AMERICA

RESTRICTED STOCK UNIT AWARD CANCELLATION AGREEMENT

This Restricted Stock Unit Award Cancellation Agreement (this “Agreement”), is made as of September 27, 2016 (the “Effective Date”), by and between Corrections Corporation of America, a Maryland corporation (the “Company”), and Damon T. Hininger (the “Executive”).

WHEREAS, on February 19, 2016, the Company granted to the Executive an award (the “RSU Award”) of 70,817 restricted stock units covering shares of the Company’s common stock and dividend equivalent rights with respect thereto (the “RSUs”), pursuant to the Company’s Amended and Restated 2008 Stock Incentive Plan (the “Plan”) and that certain Restricted Stock Unit Award Agreement between the Company and Executive, dated as of February 19, 2016 (the “Award Agreement”);

WHEREAS, the Executive has voluntarily requested that the Company cancel and terminate the RSU Award and the RSUs without the payment of consideration therefor, and the Company has agreed to such cancellation and termination; and

WHEREAS, the Executive has voluntarily requested that the Company not grant him an annual equity-based compensation award in 2017.

NOW, THEREFORE, in consideration of the covenants and undertakings contained herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

1. Cancellation of RSUs. Effective as of the Effective Date, and at the Executive’s request, (a) the RSU Award and the RSUs, and all of Executive’s rights with respect thereto, are hereby cancelled and terminated without payment of consideration therefor, and (b) the Award Agreement shall terminate and be of no further force or effect, and neither the Company nor the Executive shall have any further rights or obligations thereunder.

2. Relinquishment of Rights. Executive hereby waives, relinquishes and gives up all of Executive’s right, title and interest in or to the RSU Award, the RSUs and any shares underlying the RSU Award and the RSUs (including under the Award Agreement and, as it relates to the RSU Award and the RSUs, the Plan).

3. Acknowledgement. The Company and the Executive acknowledge and agree that Executive has requested that the Company not grant Executive an annual equity-based compensation award in 2017.

4. Further Actions. The Executive agrees to take any and all actions, and to execute and deliver any and all documents, that may be requested by the Company in order to accomplish the transactions contemplated by this Agreement or to effectuate the intent hereof.

5. Tax Consequences. The Company is making no warranties or representations to the Executive with respect to the tax consequences of the transactions contemplated by this Agreement. The Executive is hereby advised to consult with the Executive’s own personal legal, accounting, tax and/or financial professional advisors with respect to the tax consequences associated with transactions contemplated by this Agreement.

6. Representations. The Executive represents that the Executive has read and considered all aspects of this Agreement, that the Executive understands all of its provisions, and that the Executive is voluntarily entering into this Agreement.

7. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Maryland without regard to the conflicts of law provisions thereof.

8. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

9. Entire Agreement. This Agreement constitutes the entire and complete agreement between the Company and the Executive with respect to the subject matter hereof and supersedes any and all other agreements or arrangements, whether oral or written, between the Company and the Executive (or any predecessor or representative thereof) with respect to the subject matter hereof.

10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Executive have caused this Agreement to be executed as of the date first above written.

CORRECTIONS CORPORATION OF AMERICA
a Maryland corporation

By:	/s/ David M. Garfinkle
Name:	David M. Garfinkle
Title:	Executive Vice President and Chief Financial Officer

EXECUTIVE

/s/ Damon T. Hininger
Damon T. Hininger